UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 4, 2012, State Street Corporation (“State Street”) submitted a redemption notice to U.S. Bank National Association, the property trustee (the “Property Trustee”) of State Street Capital Trust III (the “Capital Trust”) for the redemption of all of the outstanding shares of State Street’s Non-Cumulative Perpetual Preferred Stock, Series A, $100,000 liquidation preference per share (the “Series A Preferred Stock”). On September 4, 2012, in accordance with the Amended and Restated Trust Agreement of State Street Capital Trust III (the “Trust Agreement”), dated January 25, 2008, among State Street, the Property Trustee, U.S. Bank Trust National Association as Delaware Trustee, and the other parties thereto, the Property Trustee submitted (1) a notice of redemption for all of the outstanding 8.250% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities (CUSIP 95748BAB9) issued by the Capital Trust (the “Normal APEX”) to each holder of Normal APEX and (2) a notice of redemption for the outstanding common securities of the Capital Trust (the “Trust Common Securities”) to State Street, the holder of the Trust Common Securities.

The redemption date for the Series A Preferred Stock, the Normal APEX and the Trust Common Securities is October 4, 2012 (the “Redemption Date”). The redemption price for the 5,001 shares of Series A Preferred Stock will be $100,000 per share (the “Redemption Price”). The Redemption Price will be payable on the Redemption Date.

In addition to the redemption of the Series A Preferred Stock, the Normal APEX and the Trust Common Securities, State Street’s Board of Directors declared a per share dividend payable to holders of record on September 17, 2012 of the Series A Preferred Stock (the “Dividend”), equal to (a) the lesser of (i) 4.990% plus three-month LIBOR for the dividend period commencing on September 15, 2012 and (ii) 14.990%; multiplied by (b) 19, which equals the number of days in the period commencing on September 15, 2012 and ending on the day prior to the Redemption Date, divided by 360; multiplied by (c) $100,000. The Dividend will also be payable on the Redemption Date.

The Capital Trust will use the proceeds from the redemption of the Series A Preferred Stock and the Dividend to fund the redemption on the Redemption Date of the 500,000 outstanding Normal APEX. The redemption price for each Normal APEX security is an amount equal to 1/100th of the Redemption Price. Pursuant to the terms of the Trust Agreement, the holders of record on October 3, 2012 of each Normal APEX security will also be entitled to a pro rata amount of the Dividend.

The shares of Series A Preferred Stock, Normal APEX and Trust Common Securities are currently redeemable in accordance with their terms and neither the vote nor consent of the holders thereof is required in order to effect the redemption of such securities as described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

Date: September 5, 2012	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President, General Counsel and Assistant Secretary